                                                                 Exhibit 10.22

                  METATOOLS/STREAM TURNKEY/INVENTORY AGREEMENT



PARTIES:
--------

This working agreement is made and entered into between MetaTools, Inc. ("MetaTools"), 6303 Carpinteria Ave., Carpinteria, CA 93013 and Stream International Inc. ("Stream"), 105 Rosemont Rd., Westwood, MA 02090.

TERM:
-----

The term of this agreement is from 3/01/96 through 3/01/97 and will be reviewed annually.

TERMINATION:
------------

This agreement can be canceled by either party with 90 calendar days written notice and agreed to disposition of inventories.

DISPUTES:
---------

Both parties agree to negotiate disputes in good faith and to submit to arbitration should they fail to reach agreement.

PURPOSE:
--------

To award MetaTools turnkey deliverable requirements to Stream in accordance with the provisions and prices in this agreement.

COMPONENT AND RAW MATERIAL PROCUREMENT:
---------------------------------------

Under written authorization from MetaTools, Stream will produce or procure components and raw material and retain ownership of these components on MetaTools' behalf per the programs outlined below. This authorization may take the form of, but is not limited to, purchase orders, electronic mail messages, MetaTools-generated forecasts, or MetaTools sign-off on production planning or MRP sheets.

PURCHASE ORDERS:
----------------

Stream will require a hard copy Purchase Order prior to final assembly or final shipment of products. These purchase orders will be consistent with the price quotation which Stream will develop from the most current specifications and requested quantities provided by MetaTools. Purchase Orders will be delivered in hard copy, fax, or electronic mail. At a minimum, purchase orders will consist of purchase order number, PO line number parts, prices, and delivery dates.

Once purchase orders and delivery schedules have been mutually accepted, subsequent changes in quantities, specifications, or delivery schedules will be subject to price adjustments and production schedule changes under the terms of this Agreement. Stream will make every effort

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to maintain price consistency and reduce purchase price variance for MetaTools in these situations. Stream may ship and invoice all completed kits 90 days after receipt of PO.

FORECASTS:
----------

MetaTools' requirements typically call for shipment of product in a timeframe that is shorter than the required components can be effectively procured or produced. MetaTools-generated forecasts will be used for component and raw material procurement or production authorization. MetaTools agrees to provide Stream a 90 day rolling forecast on the first Thursday of each month. Materials (components and raw materials) will be purchased to a forecast by Stream on MetaTools behalf using a net MRP process. This process will include Stream determining an economic order quantity, not to exceed either the total forecast quantity, or a maximum of the ninety days forecast requirements. This quantity will be procured with MetaTools signed authorization.

DELIVERY:
---------

MetaTools may schedule deliveries for multiple locations for any quantity from a single purchase order. In the event that multiple "ship to" addresses are required on the same purchase order, drop ship charges may apply. This does not apply to distribution orders.

CANCELLATIONS:
--------------

Should MetaTools decide to cancel purchase orders, forecasts, or deliveries, discontinuing work, or reducing total quantities, MetaTools agrees to give Stream written notice. This notice shall be in the form of an updated forecast, purchase change order or electronic mail. In addition, MetaTools agrees to pay the material and labor at the stated selling price for work completed and in process as of the date and time Stream receives notification of cancellation. This payment may include extraordinary costs which are incurred by Stream. This may include extraordinary administrative expense incurred.

Stream agrees to work in good faith to limit the potential chargeable costs by rescheduling piece part procurement, deliveries, and manufacturing and assembly as long as is reasonably possible and cost effective. Interrupted but completed work and non-standard material may be invoiced in normal billing cycles once MetaTools has been informed. MetaTools agrees to provide a revised Purchase Order for the work completed at the time of cancellation.

EXCESS MATERIAL:
----------------

Excess material will be defined as the quantity of any given material (components and customer specific raw material) which has been on-hand at Stream for longer than 90 calendar days but not over 180 days. Streams and MetaTools joint objective will be to consume or dispose of this material prior to 180 days from its receipt in order to avoid storage charges. The details of storage charges are described below. Stream may invoice for all material on hand over 180 days.

SURPLUS MATERIAL:
-----------------

Surplus material will be defined as the quantity of any given material (components and customer specific raw material) which has been on-hand at Stream for longer than 180 calendar days.

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Beginning on the 181st day this inventory will be assessed a carrying and storage changes equal to 2.5% of the Stream selling price/month or $14.50/pallet for consigned material. These costs will be invoiced on the first day of each month. MetaTools agrees to provide a Purchase Order to cover these costs. Stream may invoice components and customer specific raw material at the earlier of the termination of this Agreement of the first anniversary of acquisition. MetaTools agrees to continue paying carrying and storage charges until the material is physically disposed of. Disposition involves:

1.  The surplus material is consumed in the manufacturing process.
2. The surplus material is shipped "as is" to a destination of MetaTools choice.
3.  The surplus material is scrapped at MetaTools direction.

OBSOLETE MATERIAL:
------------------

Obsolete material will be defined as the quantity of any given material (components and customer specific raw material) meeting any of the following conditions:

1. All related top level SKU's are no longer being sold through normal distribution channels.
2. It has been replaced by new or updated versions through a revision or specification change process.
3.  It has been eliminated from all applicable MetaTools Bills of Material.

As of the date material is identified as obsolete, it will be assessed storage and carrying costs as described under "Surplus" above. MetaTools agrees to dispose of or consume all obsolete material also as outlined above.

In no event will Stream charge MetaTools for materials Stream elected to produce in excess of MetaTools authorized component levels set out in MetaTools forecast. Stream assumes all risks of producing material in excess of these authorized component levels. Only material which is of a quality suitable for its original use may be classified as excess or obsolete.

INVENTORY MANAGEMENT:
---------------------

In order to assist MetaTools in limiting obsolescence exposure and storage charges, Stream agrees to utilize Inventory Management procedures as below:

Stream will maintain a maximum of one month supply of finished goods in MetaTools distribution inventory at any given time. Minimum finished levels will be set by Stream in conjunction with MetaTools management and will be based on assembly leadtime and forecasted demand. Stream will be responsible for monitoring finished goods minimum levels and replenishing to preset maximums at appropriate times.

Stream will purchase component materials in economic order quantities. In most cases these quantities will be less than 90 days forecasted demand and in no case will they exceed this amount.

Stream will monitor component inventory levels via our Master Scheduling MRP system. Stream will load MetaTools rolling 90 day forecast into the MRP system each month. The system will net on-hand quantities against projected demand. Stream purchasing will calculate

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economic order quantities from the MRP net requirements, ensuring minimum inventory levels and continuity of supply.

SKU specific mid-month forecasts will be required for products which are significantly exceeding forecasted demand or for new product introductions which were not included in previous forecasts.

PRICING:
--------

Pricing will be based on the following:

1.  Assembly
    --------

    Assembly pricing for March through June is based on the forecasts MetaTools have provided to Stream. March 1996 plus the quarter beginning April 1996 prices will be based on a flat rate of $1.05. This reflects an understanding that we were in a start-up period and is not contingent upon previous volume.

    Pricing for the quarter of July through September will remain at $1.05 provided the volume from March through June 1996 exceeds 120,000 units. In the event that volume in this same period exceeds 240,000 units (quarterly total), pricing for the quarter of July through September will be reduced based on the schedule below.

Assembly Pricing Matrix:
July through September
Units produced per month:



(less than)          over 40,000-         over 60,000-           over 80,000-          over 100,000-          (more than)
  40,000                 60,000               80,000                100,000                 120,000             120,000
-----------------------------------------------------------------------------------------------------------------------------
   $1.25/unit           $1.05/unit          $1.05/unit             $0.90/unit             $0.80/unit           $0.75/unit

The above assembly matrix is based on a "standard" kit containing:
       1 outer box
       1 corrugated inner box
       1 CD or diskette subassembly
       1 serialized BRC
       1 serialized manual
       up to 5 miscellaneous inserts
       up to 3 outside labels
       shrinkwrap
"Zip" Product assemblies will be fifteen cents ($0.15) less per unit

Upon completion of the "start up" period, we will review pricing quarterly and base each subsequent consecutive quarter, beginning October 1, 1996, on the "Standard Assembly Pricing Matrix" listed below.

Assembly Pricing Matrix:
Standardized Matrix

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Units produced per month:


  (less than)           over 40,000-       over 60,000-          over 80,000-           over 100,000-        (more than)
    40,000                 60,000             80,000                100,000               120,000               120,000
-----------------------------------------------------------------------------------------------------------------------------
   $1.45/unit           $1.25/unit          $1.05/unit             $0.90/unit             $0.80/unit           $0.75/unit

The above assembly matrix is based on a "standard" kit containing:
       1 outer box
       1 corrugated inner box
       1 CD or diskette subassembly
       1 serialized BRC
       1 serialized manual
       up to 5 miscellaneous inserts
       up to 3 outside labels
       shrinkwrap
"Zip" Product assemblies will be fifteen cents ($0.15) less per unit.

2.   Replication
     -----------

     Standard Replication Pricing

     2 color CD*                                       $0.67 each
     CD Sleeve,
       includes License Agreement Label and insertion  $0.15 each
     CD Jewelcase,
       includes assembly                               $0.28 each
     3.5" HD Diskettes,
       (includes collation, bagging, and label)        $0.47 each
     Diskette bag label (includes affixing)            $0.05 each

     *Individual CD orders with less than 3 day lead time will be assessed a fee of $0.06/CD.

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3.   Project Management
     ------------------

     With all kits, a project management fee of $0.30 will be assessed which includes the following services:

        Job Engineering                Storage (for the first 90 days)
        Interplant Freight             Dedicated Resources
        Inventory Management           Account Management
        Transaction Reporting          Order Processing

4.   Distribution
     ------------

     Standard distribution turn time will be 24 hours. All orders received prior to 5:00pm will be shipped before 5:00pm the following work day.

     End User:                         $1.90/order
                                       $0.15/unit
     Includes order processing, pick/pack/ship, order confirmation and packing materials (excluding shipping carton)

     Retail:                           $0.15/unit
     Includes order processing, shipping and ship confirmation.

     International:                    $13.75/order*
     Includes preparation of export documentation.
     *If order is received electronically, price is then reduced to $9.75/order.

     Expedite Fees (same day shipment):
     Expedites received before 2:00pm: $3.00/unit expedited
     Expedites received after 2:00pm:  $10.00/unit expedited

     Stream will allow MetaTools 10 (ten) "free" cancellations per month, after which case a cancellation fee of $10.00 per canceled order will be charged.

     Thus cancellation charges are as follows:
     0 - 10 cancellations per month:   $0.00 (no charge)
     11+ cancellations per month:      $10.00 per canceled order

     All distribution charges to be invoiced on a monthly basis, based upon activity.

5.   Procured Parts (supplier Specified)
     -----------------------------------

     If MetaTools wishes to specify a supplier for any portion of the product kit, Stream will purchase from that supplier and add a 15% mark-up.

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6.   Re-Work Pricing
     ---------------

     In the event MetaTools wishes to re-work current product held in inventory,
                                              ---------------------------------
     the following prices may apply. These prices are based upon the two scenarios listed below. If re-work specifications differ from the specifications listed below, pricing will be negotiated upon complete understanding of the nature of the re-work. Specifications are as follows:

     Re-Work Label:
     --------------
     Product currently in inventory
     Set up assembly line
     Remove shrinkwrap
     Affix label on top of label to be replaced, or in alternate location as specified
     Shrinkwrap product
     Price:  $0.35/unit

     Re-Work to form Alternate Product (Based on scrapping all excess materials)
     --------------------------------------------------------------------------
     Product currently in inventory
     Set up assembly line
     Remove shrinkwrap
     Remove contents in packaging (based upon contents listed in "Standard
       Assembly Pricing Matrix")
     Insert contents into different packaging
     Shrinkwrap product
     Re-work retail product to form "Zip" product:  Price:  $0.60/unit
     Re-work "Zip" product to form retail product:  Price:  $0.50/unit

7.   RMA's
     ----

     Bulk Returned Material:
     All returned material will be assessed a charge of $75.00 per order.

     End User Returns:
         All end user returns will be based upon the following:
           . Confirm receipt of product
           . Monthly review and sortation
           . Detailed report of product status
           . All returns shipped directly into the Stream Fremont, CA division at:
                 44250 Osgood Road, Bldg. 3
                 Fremont, CA  94539
           Cost:  $1.25/unit

8.   Physical Inventory
     ------------------

     One (1) physical inventory will be included in the project management fees per year at the finished good level.

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9.  Other Pricing
    -------------

    Pricing for other services including but not limited to Telemarketing (inbound/outbound). Registration, Technical Support, RMA service and Software Exchange (OEM direct) is available upon request.

10. Terms of Payment
    ----------------

    Net cash 30 days from date of invoice.

FILM, DIGITAL FILES, AND PLATES
-------------------------------

All platemaking film made by us will be used solely for your work and becomes your property upon payment of invoices. All film or electronic files furnished by you will be used solely for your work and will remain your property. All plates made by us will be used solely for your work but will remain our property. All electronic imposition files we make from your furnished digital files, all type fonts used for the production of your work, any storage devices, disks, etc. we use to archive your files and any proprietary software, systems or technology we use to process your files will remain our property.

MEDIA REPLICATION
-----------------

For work involving diskette replication, you will furnish original and identical master diskettes or electronic files for each diskette title to our specifications. Diskette masters and copies made from the masters or files will be used solely for your work. Upon your request the master will be returned to you, and the copies destroyed. For work involving CD-ROM replication, all input files, CD-R's or compact discs furnished by you will be used solely for your work and remain your property. All tooling, including masters, stampers or any other tooling made by us will be used solely for your work but will remain our property.

TERMS OF PAYMENT, INTEREST, COLLECTION COSTS, AND BILLING DISPUTES
------------------------------------------------------------------

The Terms of Payment statement immediately follows the prices. Should any invoice issued hereunder become past due, you agree to pay interest at the rate of one and one-half percent (1 1/2%) per month, or the lawful limit if less, on all amounts past due as well as all the costs of collection, if any, including, but not limited to, reasonable attorney's fees. Interest will be calculated from the invoice due date to the date payment is received. Failure to bill for interest due will not constitute a waiver of our right to charge interest. Should any portion of an invoice be disputed, you agree to pay the undisputed portion according to its terms and you will notify us promptly of the dispute. Both parties agree to use their best efforts to resolve the disputed portion of the invoice within thirty (30) days of learning of the dispute.

EXPORT REQUIREMENTS
-------------------

MetaTools represents to Stream that all MetaTools shipping instructions to Stream will comply with all applicable export laws, rules, and regulations. MetaTools agrees to indemnify Stream against any claims that MetaTools shipping instructions violate applicable export requirements.

BANKRUPTCY
----------

If either party shall be adjudicated a bankrupt, institute voluntary proceedings for bankruptcy or reorganization, make an assignment for the benefit of its creditors, apply for or consent to the appointment of a receiver for it or its property, or admit in writing its inability to pay its debts as

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they become due, the other party may terminate this Agreement by written notice. Any such termination will not relieve either party from any accrued obligations hereunder.

GUARANTEE AND LIMITATION OF LIABILITY
-------------------------------------

We will perform the work in a good workmanlike manner and in accordance with the specifications and production schedule. In the event the work is defective or delayed due to our fault (including negligence), we will not be liable for special or consequential damages, including, but not limited to, lost profits or business.

RESPONSIBILITY FOR SUBJECT MATTER
---------------------------------

In furnishing us matter to reproduce, or distribute, or to have incorporated in the completed product, you represent and warrant that none of such matter infringes any copyright (either as furnished to us by you or as altered by us at your direction), or patent, is libelous, or otherwise violates the rights of or will cause damage or injury to other persons, and you agree to indemnify and save us harmless from all losses, damages and expenses, including attorneys' fees, which we may suffer as the result of any claim of such violation, damage, or injury.

WORK STOPPAGES
--------------

We will not be liable for delays or non-performance of this Agreement occasioned by strikes, fires, accidents, or by causes beyond our control including, but not limited to, the inability to obtain necessary materials or utilities. In the event of a stoppage or delay resulting from any such cause, we will perform such parts of the work as we are capable of performing, and in the event you place any other part of the work elsewhere, we will be entitled to resume the same as promptly as practicable.

ASSIGNMENT
----------

Neither party to this Agreement will assign any right(s) hereunder without the prior written consent of the other party, except that we may assign payments due us to any affiliated company without consent. Subject to this consent, this Agreement will inure to the benefit of and will bind the successors and assigns of the parties hereto.

INSURANCE
---------

We will carry at our expense fire, sprinkler leakage and extended coverage insurance, subject to the usual exclusions, limitations, and conditions of such policies on the actual cash value of all our materials, work in process, and all production completed and not shipped, and on the actual cash value of all positives, copy, artwork, paper and other materials furnished by you while in our care, custody and control. If your property is damaged as a result of an insured peril under the applicable insurance policy, then, at our option, we will either replace your damaged property or reimburse you for the actual cash value of the damaged property. If we elect to reimburse you for the damaged propertys actual cash value, the amount payable to you shall be limited to the proceeds of such policy plus any related deductible, if any, applied to the claim for damage to your property. For positives and other media our insurance coverage and our liability shall be limited to the cost of blank film or other media and the cost of duplication from an original or other copy.

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

PASSING OF TITLE
----------------
Title and possession will pass to you upon delivery or upon date of final invoicing, whichever is earlier, f.o.b. our final plant of manufacture.

GOVERNING LAW
-------------
The Agreement will be governed by the laws of the State of California

If this proposal meets with your approval, kindly sign below. Your signature below means all the terms and conditions at the bottom of this page and on the attached pages are incorporated herein and made a part of this Agreement. Following your approval and upon confirmation by an officer of Stream International Inc., the approved proposal will then constitute a contract between us.

APPROVED:                        Respectfully submitted,

MetaTools, Inc.                  Stream International Inc.


By  /s/Terance A. Kinninger      By  /s/Damon Mintzer
    -----------------------          --------------------
Authorized Officer               Damon Mintzer,
                                 Director Business Development

Date  April 18, 1996
      --------------

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